UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2014

GREENWOOD HALL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 A Cliff View Drive, Green Bay, Auckland, NZ
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011-64-210623777

Divio Holdings, Corp.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 1, 2014, we completed a merger with our wholly-owned subsidiary, Greenwood Hall, Inc., a Nevada corporation, which was incorporated solely to effect a change in our name. As a result, we have changed our name from “Divio Holdings, Corp.” to “Greenwood Hall, Inc.” Also effective July 1, 2014, we effected a 12.5 to one forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital of common stock increased from 75,000,000 shares of common stock with a par value of $0.001 per share to 937,500,000 shares of common stock with a par value of $0.001 per share and our previously outstanding 4,320,000 shares of common stock increased to 54,000,000 shares of common stock outstanding.

The name change and forward split became effective with the OTC Bulletin Board at opening for trading on July 1, 2014 under the stock symbol “DVIOD”. Our stock symbol is expected to be changed to “ELRN” effective on or about July 29, 2014. Our new CUSIP number is 39715T 100.

Item 9.01 Financing Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Change dated effective July 1, 2014

3.2	Articles of Merger dated effective July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.

/s/ James Grant
James Grant
Chief Executive Officer, President, Treasurer, Secretary and Director

Date: July 7, 2014